Exhibit 32

     The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certificates shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Allergan, Inc., a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 24, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2004

/s/ David E.I. Pyott
David E.I. Pyott
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

     A signed original of this written statement required by Section 906 has been provided to Allergan, Inc. and will be retained by Allergan, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Certification of Principal Financial Officer

     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Allergan, Inc., a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 24, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2004

/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President, Finance, Strategy and Corporate Development (Principal Financial Officer)

     A signed original of this written statement required by Section 906 has been provided to Allergan, Inc. and will be retained by Allergan, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.